Exhibit 23.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We consent to the incorporation by reference on this Registration Statement of HopFed Bancorp, Inc. on Form S-8, of our report dated January 30, 2004, appearing in the annual report to shareholders of HopFed Bancorp, Inc. for the year ended December 31, 2003, filed with the Securities Exchange Commission on March 20, 2004. We also consent to the reference to our firm under the caption “Financial Experts” in the Prospectuses of which this Registration Statement is a part.

/s/ Rayburn, Betts and Bates, P.C.
Rayburn, Betts and Bates, P.C. Brentwood, Tennessee July 29, 2004